Exhibit 5.1

August 16, 2018

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Safe-T Group Ltd., an Israeli company (the “Company”), in connection with (1) a registration statement on Form F-1 (Registration Statement No. 333-226074) (as amended through the date hereof, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration and proposed offering by the Company under the Registration Statement of a proposed maximum aggregate offering price by the Company of up to $34,161,568 of (i) American Depositary Shares (the “ADSs”), each representing forty (40) ordinary shares, no par value, of the Company (the “Ordinary Shares”), (ii) Series A warrants to purchase ADSs (the “Series A Warrants”), (iii) Series B warrants to purchase ADSs upon the occurrence of events set forth therein (the “Series B Warrants”; the Series A Warrants and the Series B Warrants collectively, the “Initial Warrants”), (iv) at the option of the underwriters, the issuance and sale to the underwriters of additional ADSs as well as Series A Warrants and Series B Warrants to purchase additional ADSs to cover over-allotments, if any (the “Additional Warrants”), and (v) warrants to purchase ADSs issued to the underwriters (together with the Initial Warrants and the Additional Warrants, the “Warrants”) (the securities listed in (i)–(v) above collectively, the “Securities”); and (2) a registration statement on Form F-1 (the “462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of a proposed maximum aggregate offering price by the Company of up to an additional $7,945,655.54 of additional Securities. The Securities are being registered by the Company in connection with an underwritten public offering of the Company (the “Offering”).

In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and 462(b) Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and 462(b) Registration Statement and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Ordinary Shares underlying the ADSs have been duly authorized by the Company, and when issued and sold in the Offering as contemplated in the Registration Statement and 462(b) Registration Statement against payment to the Company of the consideration per Security and subject to final action by the Board of the Company or a pricing committee of the Board approving the precise number and the price of the Ordinary Shares, will be validly issued, fully paid and non-assessable and (ii) the Ordinary Shares underlying the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the 462(b) Registration Statement and the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

Tally Eitan1

Refael Liba

Yaron Mehulal

Eitan Shmueli

Nir Weissberger

Sally Gillis2

Noam Wiess

Ofer Cohen-Zedek

Ehud Kronfeld

Karen Reichbach-Segal

Shirley Gal

Netta Shaked-Stadler

Guy Hadar

Noa Lev Goldstein

Yohai Shelef

Joel Vidal3

Eldar Duchan

Aline Wekselman

Roey Gutman

Alice Abramovich

Nataly Davidai Hadar

Alon Rom

Avraham Morel

Tal Dahan

Gregory Irgo

Adam Kadesh

Guy Ido

Esther Liba

Sharon Sufrin

Ella Amsteel Ron

Maya Aldoroti

Ofri Svirsky

Sivan Perel

Lital Nof-Sabbag

Gil Sigal

Ety Shay

Maayan Ainvoner

Evgenia Glukhman

Nir Kamhi

Ilya Shechter

Shai Turgeman

Alon Anava

Amihay Tissembaum

Tomer Kenan

Ido Zaborof

Refael Oliel

Rayi Cohen

Shahar Poller Atzil

Avishai Sender

Or Raz

――――――――――

David Silver

Barbara Diamant5,6

Joe Cherson5

Itay Kfir Katz5

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[1]	Admitted also in California
[2]	Admitted also in England & Australia
[3]	Admitted also in New York
[4]	US Patent Agent
[5]	Israel Patent Attorney
[6]	European Patent Attorney

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to the Company, may rely on the opinions given herein in rendering their opinion of even date herewith in connection with the Registration Statement.

Very truly yours,

/s/ Eitan, Mehulal, Sadot
Advocates & Patent Attorneys

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